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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 19, 2016

ERIE INDEMNITY COMPANY
(Exact name of registrant as specified in its charter)

Pennsylvania	0-24000	25-0466020
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Erie Insurance Place, Erie, Pennsylvania		16530
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(814)870-2000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) The 91st Annual Meeting of Shareholders (the “Annual Meeting”) of Erie Indemnity Company (the “Company”) was held on April 19, 2016. On the record date for the Annual Meeting, the Company had 2,542 shares of Class B common stock outstanding which had the exclusive right to vote on all matters presented for consideration at the meeting.

(b) At the Annual Meeting, shareholders of the Company re-elected the 11 incumbent directors and two new directors to serve on the Company's Board of Directors for a one-year term. The names of the elected directors and voting results appear below.

	For	Abstain
J. Ralph Borneman, Jr.	2,540	2
Terrence W. Cavanaugh	2,540	2
LuAnn Datesh	2,540	2
Jonathan Hirt Hagen	2,540	2
Thomas B. Hagen	2,540	2
C. Scott Hartz	2,540	2
Claude C. Lilly, III	2,540	2
George R. Lucore	2,540	2
Thomas W. Palmer	2,540	2
Martin P. Sheffield	2,540	2
Richard L. Stover	2,540	2
Elizabeth Hirt Vorsheck	2,540	2
Robert C. Wilburn	2,540	2

Item 8.01 Other Events.

At its meeting on April 19, 2016, the Company's Board of Directors approved the following quarterly dividend on shares of Erie Indemnity Company Class A common stock:

Dividend Number: 343
Class A Rate Per Share: $0.73
Declaration Date: April 19, 2016
Ex-Dividend Date: July 1, 2016
Record Date: July 6, 2016
Payable Date: July 20, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Erie Indemnity Company

April 20, 2016	By:	/s/ Brian W. Bolash

Name: Brian W. Bolash
Title: Corporate Secretary and Senior Counsel